Exhibit 10.144
FIRST MODIFICATION AGREEMENT
(LIVERMORE/PARCEL 6)
     This FIRST MODIFICATION AGREEMENT (LIVERMORE/PARCEL 6) (this “Amendment”), dated as of April 3, 2008 (the “Amendment Date”), is made by and between BNP PARIBAS LEASING CORPORATION (“BNPPLC”), a Delaware corporation, and LAM RESEARCH CORPORATION (“LRC”), a Delaware corporation.
RECITALS
     BNPPLC and LRC have executed a Common Definitions and Provisions Agreement (Livermore/Parcel 6) dated as of December 18, 2007 (the “Common Definitions and Provisions Agreement”), which by this reference is incorporated into and made a part of this Amendment for all purposes. As used in this Amendment, capitalized terms defined in the Common Definitions and Provisions Agreement and not otherwise defined in this Amendment are intended to have the respective meanings assigned to them in the Common Definitions and Provisions Agreement.
     BNPPLC and LRC have also executed a Construction Agreement (Livermore/Parcel 6) dated as of December 18, 2007 (the “Construction Agreement”) and a Lease Agreement dated as of December 18, 2007 (the “Lease”). Pursuant to the Construction Agreement, BNPPLC has agreed to provide funding for the construction of new Improvements. When the term of the Lease commences, the Lease will cover the Land, which is described in Exhibit A to this Amendment, and all Improvements on such Land.
     BNPPLC and LRC have also executed an Agreement Regarding Purchase and Remarketing Options (Livermore/Parcel 6) dated as of December 18, 2007 (the “Purchase Agreement”), pursuant to which LRC may purchase or arrange for the purchase of the Property and BNPPLC may collect a Supplemental Payment from LRC sufficient to cover all or a substantial portion of the Lease Balance not otherwise repaid to BNPPLC from the proceeds of any sale of the Property.
     BNPPLC and LRC have also executed a Closing Certificate and Agreement (Livermore/Parcel 6) dated as of December 18, 2007 (the “Closing Certificate”), pursuant to which (among other things) LRC made certain representations and warranties to BNPPLC regarding the Property and LRC itself to induce BNPPLC to acquire the Property and to enter into the other Operative Documents referenced above.
     BNPPLC and LRC have also executed other agreements similar in scope and form to the Operative Documents, but covering properties other than the Property, including (i) other agreements dated as of December 18, 2007 which cover another tract of land in the City of Livermore, California adjacent to the Land described in Exhibit A to this Amendment (the “Other Livermore Documents”), and (ii) other agreements dated as of December 21, 2007, which cover four tracts of land in the City of Fremont, California (the “Fremont Documents”). Contemporaneously with the execution and delivery of the Fremont Documents, BNPPLC entered into various agreements (all of which were approved as to form by LRC) with ABN AMRO BANK, N.V. (“ABN”). Such agreements between BNPPLC and ABN include a letter agreement (the “Reallocation Agreement”) under which ABN may agree to become a Participant under and as defined in the Operative Documents; subject, however, to conditions specified in the Reallocation Agreement. One of those conditions is the modification of the Operative Documents and the Other Livermore Documents, in a manner reasonably satisfactory to ABN, to include, to the extent applicable, changes conforming to the revisions made to the Fremont Documents at the request of ABN’s counsel prior to the execution of the Fremont Documents. In order to make such conforming revisions to the Operative Documents, BNPPLC and LRC now desire to amend the Operative Documents, as more particularly provided below. By a separate First Modification Agreement (Livermore/Parcel 7) dated as of the Amendment Date, BNPPLC and LRC are also amending the Other Livermore Documents to make the same conforming revisions.
     In addition to the changes needed to conform the Operative Documents to the Fremont Documents as described in the preceding paragraph, BNPPLC and LRC also desire to change the definitions of “Pre-lease Collateral” and “Securities Accounts” in the Pledge Agreement to reflect a change in the securities account number that will be used by the Intermediary to identify the securities account pledged under the Pledge Agreement. By a separate agreement between BNPPLC, LRC and the Intermediary, which is being executed contemporaneously with this Agreement, the Initial Control Agreement is also being modified to reflect such change in the securities account number.
AGREEMENTS
     In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1 Amendments to the Operative Documents.
     (A) Modification of the Closing Certificate. The following subparagraph is inserted in the Closing Certificate as a new subparagraph 4(C), and the existing subparagraph 4(C) of the Closing Certificate is renumbered so that it becomes subparagraph 4(D):
     (C) Modifications of the Participation Agreement. After the execution of any Participation Agreement, so long as no Event of Default has occurred and is continuing, BNPPLC will not (without LRC’s prior approval) agree with Participants to amend the definitions of “Majority” or “Major Stakeholder” in the Participation Agreement or subparagraph 6(A) or Paragraph 13 of

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the Participation Agreement; provided, however, this provision will not be construed to preclude or limit BNPPLC’s right to make any agreement with one or more Participants to take any action, or refrain from taking any action, not otherwise prohibited by the Operative Documents and permitted by the Participation Agreement.
     (B) Modification of the Lease. The Lease is revised as follows:
     (1) Correction on Page 2. The word “or” is inserted in between the phrases “from the Prior Owner” and “as described in” in the second line of the paragraph immediately following the description of the Real Property near the top of page 2 of the Lease.
     (2) Subparagraph 3(B)(3). In the fourth bullet point of each of clauses (a) and (b) of subparagraph 3(B)(3) of the Lease, the clause “upon which such period ends” is changed to “upon which such installment becomes due”.
     (3) Subparagraph 9(E). Subparagraph 9(E) of the Lease is amended and restated as follows:
     (E) LRC’s Obligation to Restore. Regardless of the adequacy of any Remaining Proceeds available to LRC hereunder, if on or after the Completion Date the Property is damaged by fire or other casualty or less than all or substantially all of the Property is taken by condemnation, LRC must promptly (and in any event, prior to the Designated Sale Date) restore or improve the Property or the remainder thereof to a condition that is safe and sightly and as near to the same condition as existed prior to such event as is possible and in any event to a value no less than the Lease Balance.
     (4) Subparagraph 14(A)(3). In clause 3) of Subparagraph 14(A)(3)(c) of the Lease, the phrase “LRC’s failure to perform LRC’s obligations under this Lease “ is changed to “the early termination of this Lease “. Also, the last sentence of subparagraph 14(A)(3) of the Lease is amended and restated as follows:
For purposes of this provision, “Maximum Remarketing Obligation” is intended to mean the Maximum Remarketing Obligation (as defined in the Purchase Agreement) and is intended to be computed as of the date of any award of Lease Termination Damages to BNPPLC as if such date was the Designated Sale Date.

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     (5) Subparagraph 14(B). Subparagraph 14(B) of the Lease is amended and restated as follows:
     (B) Foreclosure Remedies. At any time after an Event of Default, BNPPLC may pursue remedies described in Exhibit B, regardless of whether the Event of Default is continuing, if LRC has not already purchased the Property or caused an Applicable Purchaser to purchase the Property pursuant to the Purchase Agreement. Without limiting the foregoing, (i) BNPPLC will have the power and authority, to the extent provided by law, after proper notice and lapse of such time as may be required by law, to sell or arrange for a nonjudicial sale to foreclose the deed of trust with power of sale, lien and security interest granted in Exhibit B (the “Deed of Trust”) for the recovery of the Lease Balance and any other amounts owed by LRC under the Operative Documents, and (ii) BNPPLC, in lieu of or in addition to exercising any power of sale granted in Exhibit B, may proceed by a suit or suits in equity or at law, whether for a judicial foreclosure or sale of the Property, or against LRC for the Lease Balance and any other amounts owed by LRC under the Operative Documents, or for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for the appointment of a receiver pending any foreclosure or sale of the Property, or for the enforcement of any other appropriate legal or equitable remedy.
     (6) Exhibit B to the Lease. The title of Exhibit B to the Lease is changed from “California Foreclosure Provisions” to “California Deed of Trust with Power of Sale, Lien and Foreclosure Provisions”. Also, on the first page of Exhibit B to the Lease, the first paragraph just under the heading, “Grant of Lien and Security Interest,” is amended and restated as follows:
     For and in consideration of the sum of Ten Dollars ($10.00) to LRC in hand paid and other good and valuable consideration, in order to secure the recovery of the Lease Balance by BNPPLC and the payment and performance of all of the other obligations, covenants, agreements and undertakings of LRC under this Lease, the Purchase Agreement or other Operative Documents (in this Exhibit called the “Secured Obligations”), LRC does hereby irrevocably GRANT, BARGAIN, SELL, CONVEY, TRANSFER,

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ASSIGN and SET OVER to First American Title Insurance Company (in this Exhibit called the “Trustee”), IN TRUST WITH POWER OF SALE, for the benefit of BNPPLC, the Land and all rights, titles and interests of any kind whatsoever of LRC in and to the Land, together with (i) all the buildings and other improvements now on or hereafter located thereon; (ii) any equipment, fixture or other property whatsoever now or hereafter attached or affixed to or installed in said buildings and other improvements in a manner that causes it to be part of, or integral and necessary to the operation of, the real property, including, but not limited to, all heating, plumbing, lighting, water heating, refrigerating, incinerating, ventilating and air conditioning equipment, utility lines and equipment (whether owned individually or jointly with others), sprinkler systems, fire extinguishing apparatus and equipment, water tanks, engines, machines, elevators, motors, cabinets, shades, blinds, partitions, window screens, screen doors, storm windows, awnings, drapes, and floor coverings, and all fixtures, accessions and appurtenances thereto, and all renewals or replacements of or substitutions for any of the foregoing, all of which are hereby declared to be permanent fixtures and accessions to the freehold and part of the realty conveyed herein as security for the obligations mentioned hereinabove; (iii) all easements and rights of way now and at any time hereafter used in connection with any of the foregoing property or as a means of ingress to or egress from the Land or for utilities to said property; (iv) all interests of LRC in and to any streets, ways, alleys and/or strips of land adjoining said land or any part thereof; (v) all rents, issues, profits, royalties, bonuses, income and other benefits derived from or produced by the Land or Improvements; (vi) all leases or subleases of the Land or Improvements or any part thereof now or hereafter in effect, including all security or other deposits, advance or prepaid rents, and deposits or payments of similar nature; (vii) all options to purchase or lease the Land or Improvements or any part thereof or interest therein, and any greater estate in the Land or Improvements now owned or hereafter acquired by LRC; (viii) all right, title, estate and interest of every kind and nature, at law or in equity, which LRC now has or may hereafter acquire in the Land or Improvements; and (ix) all other claims and demands with respect to the Land or Improvements or the Collateral (as hereinafter defined), including all claims or demands to all proceeds of all insurance now or hereafter in effect with respect to

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the Land, Improvements or Collateral, all awards made for the taking by condemnation or the power of eminent domain, or by any proceeding or purchase in lieu thereof, of the Land, Improvements or Collateral, or any part thereof, or any damage or injury thereto, all awards resulting from a change of grade of streets, and all awards for severance damages; and (vi) all rights, estates, powers and privileges appurtenant or incident to the foregoing.
     (C) Modification of the Common Definitions and Provisions Agreement. The Common Definitions an Provisions Agreement is revised as follows:
     (1) Definition of Participant. The definition of “Participant” in the Common Definitions and Provisions Agreement is amended and restated as follows:
     “Participant” means any Person other than BNPPLC that from time to time, by executing the Participation Agreement or supplements as contemplated therein, becomes a party to a Participation Agreement and thereby agrees to participate in all or some of the risks and rewards to BNPPLC of the Operative Documents; provided, however, no such Person will qualify as a Participant for purposes of the Operative Documents unless such Person is approved to be a Participant by LRC. As of the Effective Date, there are no Participants. However, LRC has approved ABN Amro Bank, N.V. and Royal Bank of Scotland as banks who may become Participants. In addition to ABN Amro Bank, N.V. and Royal Bank of Scotland, others Persons approved by LRC may from time to time agree with BNPPLC to share in the risks and rewards of the Operative Documents by executing a new Participation Agreement or supplements to any Participation Agreement. LRC will not unreasonably withhold or delay any approval required for any prospective Participant which is an Eligible Financial Institution. However, as to any prospective Participant (other than ABN Amro Bank, N.V. or Royal Bank of Scotland) that is not an Eligible Financial Institution, LRC may withhold such approval in its sole discretion. Further, it is understood that if giving such approval will increase LRC’s liability for withholding taxes or other taxes not constituting Excluded Taxes under tax laws or regulations then in effect, LRC may reasonably refuse to give such approval.
     (2) Definition of Participation Agreement. Prior to executing any new

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Participation Agreement with ABN or Royal Bank of Scotland in the form attached to Common Definitions and Provisions Agreement as Annex 4, BNPPLC may (as contemplated in the Reallocation Agreement) modify such form by making changes that conform to the revisions which were made at the request of ABN’s counsel (with LRC’s approval) to each of the four “Participation Agreements” (as defined in the Fremont Documents) before those four Participation Agreements were signed by BNPPLC and ABN.
     (3) Definition of Purchase Agreement. In the definition of “Purchase Agreement” in the Common Definitions and Provisions Agreement, the phrase “ as such Purchase Agreement may ...” is changed to “as such agreement may ...”.
     (4) New Definition of Royal Bank of Scotland. A new definition is inserted in the Common Definitions and Provisions Agreement, immediately after the definition of “Responsible Financial Officer”, as follows:
“Royal Bank of Scotland” means The Royal Bank of Scotland Group plc or any of its Affiliates.
     (D) Modification of the Purchase Agreement.
     (1) Paragraph 1; Definition of 97-1/Default (100%). The definition of “97 1/Default (100%)” in Paragraph 1 of the Purchase Agreement includes a list of clauses, each of which describe one or more events or circumstances which will constitute a 97-1/Default (100%). A new clause (F) is added to the end of that list as follows:
     (F) any bankruptcy or insolvency proceeding involving LRC or any of its Subsidiaries, as the debtor.
     (2) Subparagraph 2(A)(1). The word “or” is changed to “and” in the last line of subparagraph 2(A)(1) of the Purchase Agreement. With that change, subparagraph 2(A)(1) is amended and restated as follows:
     (1) LRC will have the right (the “Purchase Option”) to purchase or cause an Affiliate of LRC, as the Applicable Purchaser, to purchase the Property on the Designated Sale Date. If LRC exercises the Purchase Option, the purchase price for the Property will equal the Lease Balance, and on the Designated Sale Date LRC must pay any Base Rent and other amounts then due under the other Operative Documents.

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     (3) Subparagraph 2(A)(2)(a). The word “must” is inserted between “LRC” and “deliver” in clause (i) of subparagraph 2(A)(2)(a) of the Purchase Agreement. Also, the word “or” is changed to “and” in clause (iii) of subparagraph 2(A)(2)(a) of the Purchase Agreement. With those two changes, and with formatting changes to conform the subparagraph to the corresponding provisions in the Fremont Documents, subparagraph 2(A)(2)(a) of the Purchase Agreement is amended and restated as follows:
     (a) First, LRC will have the right to designate a third party, other than an Affiliate of LRC, as the Applicable Purchaser and to cause such Applicable Purchaser to purchase the Property on the Designated Sale Date for a cash price equal to the Initial Remarketing Price. Such right, however, will be subject to the conditions (the “Conditions to LRC’s Initial Remarketing Rights”) that:
     (i) LRC must deliver an Initial Remarketing Notice to BNPPLC within the thirty days prior to the Designated Sale Date;
     (ii) on the Designated Sale Date the Applicable Purchaser tenders to BNPPLC a payment equal to the Initial Remarketing Price; and
     (iii) LRC itself tenders to BNPPLC the Supplemental Payment, if any, which will be required by subparagraph 2(A)(3) in the event BNPPLC completes the sale to the Applicable Purchaser, together with any Base Rent and other amounts then due under the other Operative Documents.
Further, notwithstanding the satisfaction of the Conditions to LRC’s Initial Remarketing Rights on the Designated Sale Date, if the Break Even Price exceeds the sum of the following: (1) any cash price actually tendered directly to BNPPLC by the Applicable Purchaser on the Designated Sale Date, and (2) any Supplemental Payment actually paid to BNPPLC by LRC on the Designated Sale Date as described below, then BNPPLC may affirmatively elect to decline any tender of the purchase price from the Applicable Purchaser and retain the Property rather than sell it pursuant to this subparagraph 2(A)(2) by making a Decision Not to Sell at a Loss.
     (4) Subparagraph 3(D). In the last sentence of Subparagraph 3(D) of the

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Purchase Agreement, the clause “or deemed to be received in connection with a Deemed Sale” is enclosed in parenthesis. With that change, the sentence is amended and restated as follows:
Furthermore, unless and except to the extent required pursuant to clause (4) of this subparagraph from cash proceeds received by BNPPLC from any Qualified Sale (or deemed to be received in connection with a Deemed Sale), no interest on any Supplemental Payment will be paid to LRC.
     (5) Subparagraph 4(C). Subparagraph 4(C) of the Purchase Agreement is amended and restated as follows:
     (C) Release and Quitclaim by LRC. If requested by BNPPLC at the time of or after any Qualified Sale, LRC must execute in favor of the purchaser at the Qualified Sale (or, if the Qualified Sale is a Deemed Sale, in favor of BNPPLC) a quitclaim and release in recordable form of all of LRC’s rights, titles and interests in the Property, including its lien rights under subparagraph 2(D). If, however, LRC has not already received the share (if any) of the proceeds of the Qualified Sale to which it is entitled by reason of clause (4) of subparagraph 3(D), LRC may condition the delivery of such quitclaim and release upon receipt of its share of such proceeds.
     (6) Subparagraph 6(B). At the end of the last sentence of Subparagraph 6(B) of the Purchase Agreement, the phrase “...Operative Documents, or BNPPLC’s right to exercise the Put Option” is changed to “...Operative Documents and its right to exercise the Put Option”.
     (7) Paragraph 9. In the last line of Paragraph 9 of the Purchase Agreement, the cross-reference to “subparagraph ?” is changed to “subparagraph 2(D)”.
     (8) Exhibit D. Clause (3) in the third from the last paragraph in Exhibit D to the Purchase Agreement is amended and restated as follows:
     (3) agreements between Assignor and any of Assignor’s Affiliates or any Participants, or
     (E) Modification of the Pledge Agreement. The Pledge Agreement is revised as follows:

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     (1) Definition of Eligible Deposit Taker. In addition to other banks that would qualify as an “Eligible Deposit Taker” as defined in Subparagraph 1(A) of the Pledge Agreement, the following banks will qualify as Eligible Deposit Takers for purposes of the Pledge Agreement:
     (a) ABN Amro Bank, N.V. or any successor of ABN Amro Bank, N.V., acting through any branch, office or agency in New York, Illinois or California that can lawfully maintain a Deposit Account as a Deposit Taker under the Pledge Agreement; and
     (b) Royal Bank of Scotland or any successor of Royal Bank of Scotland, acting through any branch, office or agency in New York, Illinois or California that can lawfully maintain a Deposit Account as a Deposit Taker under the Pledge Agreement.
     (2) Definition of Pre-lease Collateral. The definition of “Pre-lease Collateral” in Subparagraph 1(A) of the Pledge Agreement is amended and restated as follows:
     “Pre-lease Collateral” means: (i) any and all Pre-lease Deposits, Securities and other Pre-lease Account Assets that are covered by the Initial Control Agreement; (ii) all additions to, and proceeds, renewals, investments, reinvestments and substitutions of, the foregoing; and (iii) all certificates, receipts and other instruments evidencing any of the foregoing; excluding, however, Cash Collateral and the Deposit Accounts and proceeds thereof. Without limiting the foregoing, the Pre-lease Collateral will include the Securities Accounts.
     (3) Securities Account. The definition of “Securities Account” in Subparagraph 1(A) of the Pledge Agreement is amended and restated as follows:
     “Securities Accounts” means the accounts (whether one or more) maintained with the Intermediary as described in and made subject to the Initial Control Agreement, including the account identified on the books of Intermediary as account number N0450-LRCLP in the name of “Lam Research Corporation, Pledgor; BNP Paribas Leasing Corporation, Secured Party”.
     (4) Subparagraph 3(A). Subparagraph 3(A) of the Pledge Agreement is amended and restated as follows:

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     (A) Deposit Taker Agreements. At least ten days prior to any initial deposit of Cash Collateral with any Deposit Taker required by this Agreement, LRC must (1) ask BNP Paribas, as the designated Deposit Taker for BNPPLC, and each Eligible Deposit Taker designated by any Participant to act as the Deposit Taker for it under this Agreement, to satisfy the Deposit Taker Prerequisites; and (2) execute and provide to BNPPLC a completed Deposit Taker’s Agreement for BNPPLC’s execution and delivery to each Deposit Taker. Promptly after receipt of a properly completed Deposit Taker’s Agreement executed by LRC and in form ready to be executed by BNP Paribas or any other Eligible Deposit Taker named therein, BNPPLC must execute such Deposit Taker’s Agreement and deliver it to the appropriate Deposit Taker as necessary for the satisfaction of the Deposit Taker Prerequisites.
Without limiting the foregoing, LRC acknowledges and agrees that (i) BNPPLC and any Participant may designate BNP Paribas or any other Eligible Deposit Taker as its Deposit Taker, (ii) any Participant may designate itself or any of its Affiliates as its Deposit Taker so long as the Participant or its Affiliate, as the case may be, is an Eligible Deposit Taker, and (iii) as provided in both the preceding provisions of this subparagraph and in subparagraph 3(E), BNPPLC and LRC must promptly upon request execute and deliver any properly completed Deposit Taker’s Agreement requested by BNPPLC or any Participant to facilitate the designations of Deposit Takers contemplated by this Agreement. If any Participant has not already designated an Eligible Deposit Taker to act as Deposit Taker for it under this Agreement at any time when such a designation is required, then BNPPLC may make the designation for such Participant; subject, however, to the Participant’s rights under subparagraphs 3(D) and 3(E).
     (5) Subparagraph 3(G). In the last sentence of Subparagraph 3(G) of the Pledge Agreement, the phrase “by LRC” is inserted between “any replacement” and “of Cash Collateral required by this Agreement”.
     (6) Subparagraph 4(C). Subparagraph 4(C) of the Pledge Agreement is amended and restated as follows:
     (C) Transition Account. Pending deposit in the Deposit Accounts or other application as provided herein, all Cash

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Collateral received by BNPPLC shall be deposited directly into, and credited to and held by BNPPLC in, an account maintained by BNPPLC in its own name with BNPPLC’s Parent (the “Transition Account”), but held for the benefit of BNPPLC and the Participants separate and apart from all other property and funds of BNPPLC, LRC or other Persons, and no other property or funds shall be deposited in the Transition Account. The books and records of BNPPLC shall reflect that the Transition Account and all Cash Collateral on deposit therein are owned by LRC, subject to a pledge and security interest in favor of BNPPLC for the benefit of BNPPLC and Participants.
     (7) Subparagraph 5(C). Subparagraph 5(C) of the Pledge Agreement is amended and restated as follows:
     (C) Withdrawal and Application of Cash Collateral to Reduce or Satisfy the Secured Obligations to BNPPLC. To satisfy the Secured Obligations, and provided no Event of Default (under and as defined in this Agreement or as defined in the Common Definitions and Provisions Agreement) has occurred and is continuing, LRC may require BNPPLC to withdraw and retain any Cash Collateral held by any Deposit Taker on the Designated Sale Date (which retention by BNPPLC shall be free and clear of all liens and security interests hereunder) as a payment on behalf of LRC of any amounts then due from LRC under the Purchase Agreement; provided, that by a notice in the form of Exhibit G, LRC must have notified BNPPLC of the required withdrawal and payment to BNPPLC at least ten days prior to the date upon which it is to occur.
     (8) Subparagraph 6(B)(6). In the third line of Subparagraph 6(B)(6) of the Pledge Agreement, the word “sell,” is inserted just before the phrase “encumber, lease, rent, option, or otherwise dispose of or transfer...”.
     (9) Subparagraph 9(E). Subparagraph 9(E) of the Pledge Agreement is amended and restated as follows:
     (E) Other Liable Party. Neither this Agreement nor the exercise by BNPPLC or the failure of BNPPLC to exercise any right, power or remedy conferred herein or by law shall be construed as relieving LRC or any Other Liable Party from liability on the Secured Obligations or any deficiency thereon.

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This Agreement shall continue irrespective of the fact that the liability of LRC or any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other agreement evidencing or securing the Secured Obligations to which LRC or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of LRC or any Other Liable Party, or any other event or proceeding affecting LRC or any Other Liable Party.
     (10) Paragraph 5 of Exhibit B. Paragraph 5 of Exhibit B to the Pledge Agreement is amended and restated as follows:
     5. Exculpation; Indemnity. Deposit Taker undertakes to perform only such duties as are expressly set forth herein. Notwithstanding any other provisions of this Agreement, the parties hereby agree that Deposit Taker shall not be liable for any action taken by it in accordance with this Agreement, including, without limitation, any action so taken at BNPPLC’s request, except direct damages attributable to the Deposit Taker’s gross negligence or willful misconduct. Except for the direct damages specifically described in the preceding sentence, in no event shall Deposit Taker be liable for any (i) losses or delays resulting from acts of God, war, computer malfunction, interruption of communication facilities, labor difficulties or other causes beyond Deposit Taker’s reasonable control, or (ii) for any other damages, including, without limitation, indirect, special, punitive or consequential damages. LRC and BNPPLC jointly and severally agree to indemnify and hold Deposit Taker harmless from and against all costs, damages, claims, judgments, reasonable attorneys’ fees, expenses, obligations and liabilities of every kind and nature (collectively, “Losses”) which Deposit Taker may incur, sustain or be required to pay (other than those attributable to Deposit Taker’s gross negligence or willful misconduct) in connection with or arising out of this Agreement or the Deposit Account (including without limitation, the amount of any overdraft created in the Deposit Account resulting from a Chargeback or from debiting the Deposit Account for Charges (defined below) owed to the Deposit Taker), and to pay to Deposit Taker on demand the amount of all such Losses. Nothing in this Section, and no indemnification of Deposit Taker hereunder, shall affect in any way the indemnification obligations of LRC to BNPPLC under the Pledge Agreement or other Operative Documents. The

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provisions of this Section shall survive termination of this Agreement.
     (11) Paragraph 7 of Exhibit B. Paragraph 7 of Exhibit B to the Pledge Agreement is amended and restated as follows:
     7. Charges. In consideration of the services of Deposit Taker in establishing, maintaining, and conducting transactions through the Deposit Account, Deposit Taker has established, and LRC hereby agrees to pay the reasonable fees and other charges for the Deposit Account and services related thereto, together with any and all other expenses incurred by Deposit Taker in connection with this Agreement or the Deposit Account and related services, including without limitation amounts paid or incurred by Deposit Taker in enforcing its rights and remedies under this Agreement, or in connection with defending any claim made against Deposit Taker in connection with this Agreement or the Deposit Account (collectively, the “Charges”). However, no Charges will be debited to or offset against funds in the Deposit Account without the prior written consent of BNPPLC. If LRC fails to pay the amount of the Charges within five (5) Business Days of receipt of a billing statement detailing such Charges, BNPPLC agrees to pay Deposit Taker, via wire transfer or other immediately available funds, the amount of such Charges within two (2) Business Days after receipt of a billing statement detailing such Charges. Deposit Taker will bill LRC directly, and LRC agrees to pay Deposit Taker, via wire transfer or other immediately available funds, the amount of such Charges. Deposit Taker reserves the right to change any or all of the fees and charges according to annual review, upon not less than ten (10) days written notice to LRC and BNPPLC.
     (12) Paragraphs 10 and 11 of Exhibit B. Paragraphs 10 and 11 of Exhibit B to the Pledge Agreement are amended and restated as follows:
     10. Miscellaneous. This Agreement is binding upon the parties hereto and their respective successors and assigns (including any trustee of LRC appointed or elected in any action under the Bankruptcy Code) and shall inure to their benefit. Neither LRC nor BNPPLC may assign their respective rights hereunder unless the prior written consent of the Deposit Taker is obtained. Neither this Agreement nor any provision hereof may be

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changed, amended, modified or waived, except by an instrument in writing signed by the parties hereto. Any provision of this Agreement that may prove unenforceable under any law or regulation shall not affect the validity of any other provision hereof. This Agreement shall be governed by, and interpreted in accordance with, the laws of the state in which the account office identified above is located without regard to conflict of laws provisions. Any action in connection with this Agreement shall be brought in the courts of the State of [Illinois], located in [Cook] County, or the courts of the United States of America for the [Northern District of Illinois]; provided, however, that with respect to an action brought by BNPPLC to enforce its rights with respect to the Collateral, such action may be brought in the courts of the State of California, located in the County of Alameda, or the courts of the United States of America for the Northern District of California. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds, irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of said courts. Each party hereto intentionally, knowingly and voluntarily irrevocably waives any right to trial by jury in any proceeding related to this Agreement. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.
     11. Termination and Resignation. This Agreement may be terminated by agreement of BNPPLC and LRC upon fifteen (15) days’ prior written notice to Deposit Taker; provided, however, that this Agreement shall terminate immediately upon notice from BNPPLC that all of LRC’s obligations secured by the Pledge Agreement are satisfied. Deposit Taker may, at any time upon thirty (30) days’ prior written notice to BNPPLC and LRC, terminate this Agreement and close the Deposit Account; provided, however, that a substitute deposit taker has been appointed for [BNPPLC or name of Participant] [if name of Participant is inserted, then also insert: (in its capacity as a Participant)] and as described in the Pledge Agreement. Deposit Taker may terminate this Agreement upon ten (10) days’ prior written notice to BNPPLC and LRC in the event of a material breach of this Agreement (including non-payment of any Charges or other obligations under this Agreement), and which constitutes an Event of Default as that term is defined in the Common Definitions and

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Provisions Agreement, by either LRC or BNPPLC. Upon termination of this Agreement any funds in the Deposit Account shall be subject to the direction of BNPPLC, including any direction given by BNPPLC that such funds be wired to another “Deposit Taker” designated for [BNPPLC or name of Participant] under and as defined in the Pledge Agreement.
2 Confirmation of Operative Documents by LRC. LRC ratifies and confirms all terms and conditions of the Operative Documents, as hereby amended. LRC also confirms that LRC is not currently aware of any Default or Event of Default which has occurred and is continuing or of any defense, counterclaim, set-off, right of recoupment, abatement or other claim which LRC may now have against BNPPLC under the Operative Documents.
3 Other Representations and Covenants of LRC. LRC also represents and covenants to BNPPLC as follows:
     (A) Concerning LRC and this Amendment.
     (1) Authority. The Constituent Documents of LRC permit the execution, delivery and performance of this Amendment by LRC, and all actions and approvals necessary to bind LRC under this Amendment have been taken and obtained. Without limiting the foregoing, this Amendment will be binding upon LRC when signed on behalf of LRC by Roch LeBlanc, Treasurer of LRC.
     (2) No Default or Violation. The execution and performance by LRC of this Amendment do not and will not contravene or result in a breach of or default under any other agreement to which LRC is a party or by which LRC is bound or which affects any assets of LRC. Such execution and performance by LRC do not contravene any law, order, decree, rule or regulation to which LRC is subject. Further, such execution and performance by LRC will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance on, or security interest in, any property of LRC pursuant to the provisions of any such other agreement.
     (3) Enforceability. This Amendment constitutes the legal, valid and binding obligations of LRC enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, receivership and other similar laws affecting the rights of creditors generally.
     (B) Further Assurances. LRC will, upon the reasonable request of BNPPLC, (i) execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Amendment and to subject to this Amendment any property intended to be covered hereby,

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including specifically, but without limitation, any renewals, additions, substitutions, replacements or appurtenances to the Property; (ii) execute, acknowledge, deliver, procure and record or file any document or instrument deemed advisable by BNPPLC to protect its rights in and to the Property against the rights or interests of third persons; and (iii) provide such certificates, documents, reports, information, affidavits and other instruments and do such further acts as may be necessary, desirable or proper in the reasonable determination of BNPPLC to enable BNPPLC to comply with the requirements or requests of any agency or authority having jurisdiction over it.
     (C) Reimbursement of Costs. LRC will pay or reimburse BNPPLC, upon demand, for all reasonable out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of counsel) incurred by BNPPLC in connection with the preparation, negotiation, execution and delivery of this Amendment.
4 Reservation of Rights. The execution and delivery by BNPPLC of this Amendment will not be deemed to create a course of dealing or otherwise obligate BNPPLC to enter into amendments under the same, similar, or any other circumstances in the future. LRC is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon BNPPLC or Participants or any other Person. Except as expressly provided above, this Amendment will not limit, modify or otherwise affect any of LRC’s obligations under any of the Operative Documents.
5 No Implied Representations or Promises by BNPPLC. LRC acknowledges and agrees that neither BNPPLC nor its representatives or agents have made any representations or promises with respect to the subject matter of this Amendment except as expressly set forth herein.
6 Provisions Incorporated by Reference from the Common Definitions and Provisions Agreement. All terms and conditions set forth in Article II of the Common Definitions and Provisions Agreement will apply to this Amendment as if this Amendment was one of the Operative Documents specifically referenced therein.
7 References to Operative Documents. From and after the Amendment Date, all references to any of the Operative Documents in the Operative Documents or in other documents related to the transactions contemplated therein are intended to mean the Operative Documents, as modified by this Amendment, unless the context shall otherwise require.

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8 Successors and Assigns. All of the covenants, agreements, terms and conditions to be observed and performed by the parties hereto shall be applicable to and binding upon their respective heirs, personal representatives and successors and, to the extent assignment is permitted under the Operative Documents, their respective assigns.
[The signature pages follow.]

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     IN WITNESS WHEREOF, this First Modification Agreement (Livermore/Parcel 6) is executed to be effective as of April 3, 2008.

BNP PARIBAS LEASING CORPORATION, a Delaware corporation

			By:	/s/ Barry Mendelsohn Barry Mendelsohn, Director

STATE OF TEXAS	)
	)	SS
COUNTY OF DALLAS	)
On April ___, 2008, before me                                         , a Notary Public in and for the County and State aforesaid, personally appeared Barry Mendelsohn, Director of BNP Paribas Leasing Corporation, who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS, my hand and official seal.

First Modification Agreement (Livermore/Parcel 6) — Signature Page

[Continuation of signature pages for First Modification Agreement (Livermore/Parcel 6) dated as of April 3, 2008]

LAM RESEARCH CORPORATION, a Delaware corporation

			By:	/s/ Roch LeBlanc Roch LeBlanc, Treasurer

STATE OF CALIFORNIA	)
	)	SS
COUNTY OF ALAMEDA	)
     On April ___, 2008, before me                                         , a Notary Public in and for the County and State aforesaid, personally appeared Roch LeBlanc, Treasurer of Lam Research Corporation, who is personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity and that by his/her signature on such instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS, my hand and official seal.

First Modification Agreement (Livermore/Parcel 6) — Signature Page

Exhibit A
Legal Description
PARCEL 6, AS SAID PARCEL IS SHOWN ON THE PARCEL MAP 7341 FILED IN BOOK 268 OF PARCEL MAPS AT PAGE 85, ALAMEDA COUNTY RECORDS.
A.P.N. 903-0010-017